Second Quarter 2019 Earnings Release Conference Call
July 30, 2019

Brian Henry - Terex Corporation - Senior Vice President Business Development and Investor Relations
Good morning everyone and thank you for participating in today’s second quarter 2019 financial results conference call. Participating on today’s call are John Garrison, Chairman and Chief Executive Officer and John Sheehan, Senior Vice President and Chief Financial Officer.

Following the prepared remarks, we will conduct a question and answer session. We have released our second quarter 2019 results, a copy of which is available on Terex.com. Today’s call is being webcast and is accompanied by a slide presentation, which includes a reconciliation of GAAP to non-GAAP financial measures that we will use during this call, and is also available on our website. All adjusted per share amounts in the presentation are on a fully-diluted basis. We will post a replay of this call on the Terex website under Events and Presentations in the Investor Relations section. Let me direct your attention to slide 2, which is our forward-looking statement and description of non-GAAP financial measures. We encourage you to read this as well as other items in our disclosures because the information we will be discussing today does include forward-looking material. With that, please turn to slide 3 and I'll turn it over to John Garrison.

John L. Garrison, Jr. - Terex Corporation - Chairman and Chief Executive Officer
Good morning and thank you for joining us and for your interest in Terex. First, I want to thank our global team for their intense focus on creating a zero harm safety culture, delivering value for our customers and their commitment to implementing our strategy. Terex continued to grow in the second quarter. Global demand for our leading products and services remains stable, and we continue to meet the needs of our diverse customer base. Materials Processing (MP) continued its excellent operating performance, increasing sales and expanding operating margins again in the second quarter. They achieved strong growth across their global portfolio. Aerial Work Platforms (AWP) markets in North America have moderated slightly, but remain at healthy levels. In Europe, demand is being impacted by the overall economic environment leading to cautious customer sentiment. We continue to see strong growth in the Asia Pacific region including China. As John will discuss in more depth, AWP operating margins in the quarter did not meet our expectations. Margins were impacted by the weak Euro, our decision to lower production volume to better align global inventory levels with demand and product mix. I was extremely pleased with our free cash flow performance as we generated $168 million in the quarter, more than double last year’s Q2 result. This strong cash generation performance reflects our global team’s continuing focus on improving working capital efficiency. Our improving financial results, with adjusted operating margins greater than 10% and adjusted EPS increasing 23% from what we presented in our Q2 earnings release in July 2018, demonstrates the financial improvements we are realizing by focusing our portfolio and implementing our strategy.
Turning to slide 4, we continue to implement our strategy to focus the portfolio on great businesses, simplify the organization and enhance the capabilities needed to win in the marketplace. A foundational element of our Execute to Win business system is the annual business strategy reviews. Over the past several weeks, I met with the leadership teams of each of our businesses for comprehensive multiday reviews of their strategic plans. These reviews ensure our investment priorities are aligned with the growth potential in our global markets. In developed markets, we expect industrial and nonresidential construction demand, including the need for infrastructure investment and the size and age of the fleet, to drive medium and longer term growth. Looking at the developing markets, we expect economic growth and adoption of more advanced mobile equipment to fuel growth over our planning horizon. We are making strategic investments in production capacity and product and service innovation to ensure we capitalize on the broad based growth potential.
Turning to slide 5, we continue to make progress implementing our strategy. The sale of Demag Mobile Cranes is expected to close in the coming days. We will execute our plans to ensure a smooth transition for our customers and team members to Tadano. We remain committed to the rough terrain and tower crane product lines in North America and around the world. We have implemented a new sales and service organization in North America and are investing in our capabilities to support our customers into the future. We continue to simplify Terex. The transition to a more focused two segment structure, combined with the significant progress we made improving processes, tools, and leadership talent in our priority areas, enabled us to refine our corporate operating model. Each functional area is implmenting plans to continue to deliver essential services in an efficient and cost effective manner that reduces operating expenses. Implementation will continue in the second half of 2019. We continue to execute the organic growth element of our disciplined capital allocation strategy by investing in innovative products and services and global manufacturing capability. The new Utilities manufacturing facility in South Dakota remains on schedule and within budget. MP’s capacity expansions in India and Northern Ireland also remain on track. These investments enable simplification, improved manufacturing productivity and growth. We continue to invest in our Execute to Win priority areas. Our commercial organizations operate with more process discipline enabled by investments in training and systems. Our Lifecycle Solutions strategy is taking shape. We have a world class leadership team in place and will be making investments to dramatically increase our share in the growing markets for parts, services and related opportunities. Finally, on Strategic Sourcing, teams in each of our manufacturing facilities are implementing their Wave 1 savings. Wave 2 savings are also starting to be realized as certain opportunities are being fast tracked, while other savings plans are being developed. Based upon AWP’s lower production levels and spend forecast, we expect savings of approximately $30 million this year.
Turning to slide 6, based on our first half performance and changes to the outlook in AWP for the balance of 2019, including lower than previously expected sales growth, reduced production volume, adverse foreign exchange rates and product mix, we expect full year EPS to be between $3.40 and $3.80 on net sales of approximately $4.6 billion. We continue to focus on working capital and improving cash flow and we are reaffirming our free cash flow guidance of approximately $165 million. With that, let me turn it over to John.
John Sheehan - Terex Corporation - Senior Vice President and Chief Financial Officer
Thanks, John. Let me begin by reviewing our Q2 segment highlights. AWP sales totaled $870 million in the quarter, up about 5% on an FX-neutral basis. Sales in North America were steady and volume in EMEAR was down modestly. We increased sales in Asia, including China, driven by market growth and increased product adoption. AWP’s operating margin in the quarter was lower than we expected and impacted by several headwinds. First, a relatively weak Euro, which declined 7% versus the U.S. dollar compared to Q2 last year, which translated to slightly over $6 million of operating profit headwind. As we have discussed in the past, a weak Euro pressures AWP margins in Europe as a large portion of the product sold in the region is produced in North America and China. Margins were also impacted by lower factory overhead absorption, resulting from our decision to reduce production to better align global inventory levels with demand. Global AWP production volume in Q2 2019 was approximately 20% lower than Q2 2018. And lastly, while overall sales were steady compared to last year, the mix of sales was skewed to telehandlers which also impacted AWP margins in the quarter. Backlog was stable at approximately $750 million and bookings were similar to last year, up modestly on an FX-neutral basis. MP continued its strong performance achieving another excellent quarter. Sales were $365 million, up 9% or up 13% on an FX-neutral basis, driven by continued strong global demand for crushing and screening products, material handlers and pick and carry cranes. The MP team delivered a very strong operating margin of 15.4%, representing an expansion of 220 basis points, generating 27% more operating profit than the prior year quarter. These results were driven by improved operating performance across the portfolio, and effective price-cost management. The British Pound to US dollar exchange rate provided a modest tailwind to MP margins in the quarter. Backlog of $364 million is consistent with our full year outlook. MP is well positioned across its portfolio of businesses to continue to deliver excellent results. The rough terrain and tower crane businesses that are reported in Corporate, continued to perform in line with expectations in Q2.
Let’s turn to slide 8 to review our consolidated results. Total sales of $1.3 billion were up 4%, or up approximately 8% on an FX-neutral basis. The currency, production and mix headwinds that impacted AWP margins were partially offset by the strong performance in MP and reductions in corporate expenses, leading to an overall adjusted operating margin of 10.1%. Investment in our Execute to Win initiatives and restructuring related charges were the primary differences between our “as reported” and “as adjusted” operating profit. Net interest expense increased approximately $7 million year over year, resulting from increased borrowing and higher interest rates on floating rate facilities. On an adjusted basis, we generated earnings per share of $1.21. While this quarter’s EPS was lower than the prior year quarter on a comparative basis, the result is 23% better than the $0.98 cents “as adjusted” EPS we presented in Q2 2018, demonstrating the benefits of our strategy execution.
Turning to slide 9, we continue to deliver on our commitment to follow a disciplined capital allocation strategy. I was proud of our global team’s focus on improving working capital and free cash flow performance in the second quarter. We generated $168 million, more than double last year and more than double our net income in the quarter. We reduced inventory by $92 million since March, however, we continue to hold more than the prior year. As I mentioned earlier, we adjusted production rates down significantly in AWP and expect inventory levels to continue to normalize during the second half of the year. In addition to free cash flow, we are generating cash through our portfolio actions. The sales of Demag Mobile Cranes and our shares of ASV are expected to generate approximately $150 million in cash proceeds in Q3. As of June 30, our net debt to adjusted EBITDA ratio was a healthy 2.0 times, down from 2.4 times at March 31st. We expect our net leverage ratio to decline further in the second half of the year. We continue to invest in our Execute to Win priority areas, although the level of investment will taper off during the second half of 2019 as our internal capabilities continue to mature. Looking at return on invested capital (ROIC), for the second consecutive quarter we achieved a greater than 20% ROIC. The Terex team has and will continue to generate shareholder value through the execution of our disciplined capital allocation strategy.
Turning to our full year financial guidance on page 10. Based on our actual performance in the first two quarters and outlook for the second half of 2019, we are updating our guidance for the full year. We now expect full year 2019 sales to grow between 1% and 3% to a midpoint of approximately $4.6 billion. Our operating margin outlook is now 8.8 to 9.3% and our EPS guidance range has been updated to $3.40 to $3.80 per share. We are reaffirming our full year free cash flow guidance of $165 million. From a segment perspective, we expect overall AWP performance in the second half of 2019 to be similar to the second half of last year from a revenue and margin perspective. The lower than previously expected sales and production volume and adverse foreign exchange rates and product mix, implies a full year outlook for a stable top line with operating margins between 9% and 9.5%. A significant driver of this operating performance update is the Euro to U.S. dollar exchange rate, which is an approximately $30 million negative impact for the full year 2019. We expect MP to continue its strong operating performance. We are increasing full year guidance to sales growth of between 4% and 7% and operating margin of 14% to 14.5%. MP operates several facilities in the UK. Our guidance range assumes there are no major disruptions associated with Brexit. We continue to monitor events as the Brexit process unfolds. Finally, we anticipate the distribution of the remainder of our 2019 earnings per share to be approximately 55% in Q3 and 45% in Q4. With that, I will turn it back to John.
John L. Garrison, Jr. - Terex Corporation - Chairman and Chief Executive Officer
Thank you, John. Turning to slide 11, I will review our segments starting with AWP. The overall global market for AWP is moderating, but remains at a healthy level. Our North American rental customers are maintaining a generally positive outlook and continue to be disciplined in their fleet management based on utilization and rate expectations. The North American utility market remains strong. We are seeing overall demand moderate in Europe. AWP continues to grow in the Asia Pacific region, fueled by increasing product adoption. We are providing Asian customers with a winning value proposition, advanced products, lifecycle parts and service, and tailored financing solutions. We continue to expect strong long term growth in the Asia Pacific region. Overall bookings in the quarter were similar to last year, up slightly on an FX-neutral basis. A key to improving margins in AWP is the execution of our Strategic Sourcing plans, including transitioning significant volume to new suppliers. We deployed Wave 1 implementation teams in each of our manufacturing facilities and the transition to new suppliers is going well. Wave 2 savings plans are also taking shape. As the global demand and supply dynamics normalize we are seeing more opportunities to fast track savings. We are working with several incumbent suppliers to generate savings that we expect to ramp up in the fourth quarter 2019 and into 2020. We will change some suppliers in Wave 2, but to a lesser extent than Wave 1. As I mentioned, our full year 2019 savings is now expected to be approximately $30 million given our lower production levels and spend forecast. Most of these savings are in AWP. The rollout of our Genie Lift Connect telematics solution is going well. Using advanced diagnostics, the system can alert customers to performance issues, help optimize maintenance and increase our participation in the lifecycle economics of the equipment. From a customer’s perspective, Lift Connect helps increase operator safety, improve rental revenue and reduce maintenance costs. Genie has a robust product development pipeline. We will continue to fill out the X-tra Capacity line and launch a series of products over the coming months and years that address specific customer needs and differentiate Genie in markets around the world.
Turning to Terex Utilities, the team continues to execute well in a strong market. Construction of the new state of the art production facility remains on track. This is an important investment for Terex. It will improve our position in the utility equipment market that has considerable growth potential in North America and in developing markets. The new site will increase capacity and significantly improve productivity. Both our aerials and utilities businesses are well positioned in their respective markets and are implementing strategic plans to grow and expand margins over the medium and longer term planning horizons.
Turning to MP, MP is a high performing segment that delivers strong results and consistently meets its commitments. Global demand for crushing and screening equipment is generally stable at healthy levels. Construction activity, aggregate consumption and environmental regulatory change are the main drivers. The global market for material handlers remains supportive. However, we are seeing a degree of caution in the end markets in North America and Europe for both of these product categories. Our cement mixer truck business in the United States is stable and our pick and carry crane business continues to execute well. The value proposition of our MP equipment extends beyond its traditional crushing and screening applications into environmental applications and our global environmental business continues to grow. The picture on the slide shows an EvoQuip crusher processing material at our new MP site in the UK. The material from the excavation was processed on site and used as the base layer to expand and strengthen the local road. Not only did this reduce the cost of the excavation and road construction, but it kept 650 cubic meters of materials from being transported to a landfill. During our strategy review we discussed MP’s significant growth potential in environmental and across its product range in the developing markets as customers are just starting to appreciate the benefits of highly efficient mobile equipment. We will continue to make strategic investments to enable growth in MP. MP also continues to make progress on the digital front. Dealers from around the world recently attended Powerscreen’s Digital Dealer Forums in Ireland and Chicago. The MP team showcased its vision for the fully enabled Dealer of the Future. The emerging technologies enable best in class lifecycle solutions including closer connections to end customers to improve uptime and the overall customer experience. Reactions to the forums were quite positive and dealers believe these tools will differentiate us in the marketplace. I expect our global MP team to continue to execute at a high level and deliver on its plans again this year.
Turning to slide 13, to wrap up our prepared remarks, our global team continues to work hard to improve execution and meet the needs of our customers. We are implementing our strategic plan to focus the portfolio on high performing businesses, simplify the organization and enhance capabilities in our Execute to Win priority areas. We expect to significantly improve our financial performance again in 2019, including generating approximately $165 million of free cash flow. We are confident in achieving our 2020 objectives of 10% operating margin and greater than 20% ROIC. Finally, we will continue to follow our disciplined capital allocation strategy while investing in future growth and creating additional value for our shareholders. With that, let me turn it back to Brian.
Brian Henry - Terex Corporation - Senior Vice President, Business Development & Investor Relations
Thanks, John. As a reminder, during the question and answer session, we ask you to limit your questions to one and a follow-up to ensure we have time to get to everyone. With that, I’d like to open it up for questions.

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